UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
March 25, 2009

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation or organization)		Number)

81 Wyman Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)
(781) 622-1000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Compensatory Arrangements of Certain Officers
     On March 25, 2009, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Thermo Fisher Scientific Inc. (the “Company”) took the following actions relating to executive compensation:
     Annual Cash Incentive Plans — Establishment of Criteria for 2009 Bonus. The Compensation Committee established the performance goal under the Company’s 2008 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2008 Annual Meeting of Stockholders, as earnings before interest, taxes and amortization, excluding the impact of restructurings, discontinued operations, extraordinary items, cost of revenues charges associated with acquisitions or restructurings, gains/losses from the sale of a business or real estate, the early retirement of debt and debt facilities and other unusual or non-recurring items, the cumulative effects of accounting changes, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events, and certain other items (“Adjusted Operating Income”). The Compensation Committee determined the percentage of Adjusted Operating Income that each of the Company’s executive officers is entitled to receive as a cash bonus for 2009 under the 162(m) Plan, subject to the Compensation Committee’s right to lower, but not raise, the actual cash bonus to be paid to such executive officer for the year. The Compensation Committee intends to make its determination as to whether to lower the actual cash bonus to be paid to executive officers based on the Company’s performance over periods within 2009, with regard to two financial metrics (described below), and several non-financial goals.
     The Compensation Committee also established supplemental performance metrics and goals for a group of executives including the executive officers under the Company’s annual cash incentive program. The supplemental performance metrics and goals are based on (a) financial measures for the Company, comprised of growth in (i) revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) (35%) and (ii) earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue (35%) and (b) non-financial measures of the Company’s executives’ contributions to the achievement of certain business objectives of the Company (30%). For each of the financial measures, the Company’s actual performance will be measured relative to the Company’s internal performance goals for the first six months of 2009. The Compensation Committee also intends to establish in July 2009 revenue and earnings as a percentage of revenue performance metrics for the second half of 2009 for assessing the performance of the executives under the Company’s annual cash incentive program for that period. In early 2010, after giving effect to the weighting of the supplemental financial performance metrics for the two six-month periods in 2009, a range of performance for the financial and non-financial measures, corresponding to a multiplier of 0 to 2, will be applied to the previously established target cash bonus amounts for the Company’s executives, including its executive officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 27th day of March, 2009.

THERMO FISHER SCIENTIFIC INC.
By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary